Exhibit 10.5

PAYING AGENT AGREEMENT

This Paying Agent Agreement is dated as of November 14, 2011 (this “Agreement”) by and among Titan Pharmaceuticals, Inc., a Delaware corporation (“Titan”), Deerfield Management Company, L.P., a Delaware limited partnership (“Deerfield”) and U.S. Bank National Association, as paying agent (the “Paying Agent”).

WHEREAS, Titan and Deerfield wish to implement the provisions of a Cash Management Agreement dated the date hereof,

NOW THEREFORE, in consideration of the representations, warranties and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

ACCOUNT

Section 1.01 Appointment of Paying Agent. Titan and Deerfield each hereby appoint the Paying Agent to serve as paying agent in connection with disbursements of funds from the Account (as defined below). The Paying Agent hereby accepts such appointment pursuant to the terms and conditions set forth in this Agreement.

Section 1.02 Establishment of Account; Deposits.

The Paying Agent shall establish a custodial deposit account on behalf of Titan to receive, hold and distribute the amounts contained therein to be disbursed pursuant to the provisions of this Agreement (the “Account”). Funds will be deposited by or on behalf of Novartis Pharma A.G. in the Account from time to time.

Section 1.03 Investments.

(a) The Paying Agent is hereby directed to hold any funds delivered to the Paying Agent for deposit in the Account pursuant to this Agreement un-invested, unless the Paying Agent receives joint written instructions signed by an authorized agent on behalf of Deerfield and Titan directing that the Paying Agent invest and reinvest funds in the Account.

(b) Deerfield and Titan recognize and agree that the Paying Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Account or the purchase, sale, retention or other disposition of any permitted investment.

(c) Any interest on amounts on deposit in the Account and other earnings on permitted investments shall be added to the Account. Any loss or expense incurred as a result of an investment will be borne by the Account.

(d) The Paying Agent shall send statements to Titan and Deerfield on a monthly basis reflecting activity in the Account for the preceding month. Although Deerfield and Titan each recognize that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, Deerfield and Titan each hereby agree that confirmations of permitted investments are not required to be issued by the Paying Agent for each month in which a monthly statement is rendered. A statement for the Account will be provided to Titan and Deerfield each month regardless of whether there is any activity in the Account for such month.

(e) The Paying Agent shall have the right to liquidate any investments held in the Account in order to provide funds necessary to make required payments under this Agreement. The Paying Agent shall have no liability for any loss sustained as a result of any investment made in accordance with this Agreement or as a result of any liquidation of any investment prior to its maturity.

ARTICLE 2

DISBURSEMENTS, TERMINATION AND RESIGNATION AND REMOVAL

Section 2.01 Disbursements of Funds in the Account.

(a) The Paying Agent shall only comply with written payment instructions received from Titan (the “Titan Remittance Instructions”) with respect to the remittance of funds in the Account to either of Sanofi and/or Deerfield (each, a “Specified Payee”). As soon as practicable following the Paying Agent’s receipt of the Titan Remittance Instructions, the Paying Agent shall remit funds in the Account by wire transfer to the Specified Payee in accordance with such Titan Remittance Instructions.

(b) The Paying Agent shall only comply with the joint written instructions received from Titan and Deerfield (the “Joint Remittance Instructions”) with respect to the remittance of funds in the Account to any person or entity other than a Specified Payee. As soon as practicable following the Paying Agent’s receipt of the Joint Remittance Instructions, Paying Agent shall remit funds in the Account by wire transfer to the person or entity identified in and in accordance with such Joint Remittance Instructions.

Section 2.02 Tax Reporting. (a) For tax reporting purposes, any interest or other income earned on amounts on deposit in the Account and any investment of the Account shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service (the “IRS”), be reported as having been earned by Titan.

(b) Titan represents that its correct Taxpayer Identification number (“TIN”) as assigned by the IRS or any other taxing authority is set forth in Exhibit C. Upon execution of this Agreement, Titan shall provide the Paying Agent with fully executed W-8 or W-9 IRS forms that includes Titan’s TIN. In the event that any earnings remain undistributed at the end of any calendar year, the Paying Agent shall report to the IRS or other applicable taxing authority such earnings as it deems appropriate or as required by any applicable law or regulation. In addition, the Paying Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities. Prior to completing a disbursement to any given wire recipient, the Paying Agent shall receive a fully executed W-9 or W-8 IRS form from that recipient, as appropriate.

Section 2.03 Termination of Agreement. This Agreement may only be terminated by the written agreement of the parties hereto.

Section 2.04 Resignation and Removal of Paying Agent. The Paying Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days’ prior written notice to Titan and Deerfield or may be removed, with or without cause, by Titan and Deerfield at any time by giving thirty (30) days’ prior joint written notice to the Paying Agent. Such resignation or removal shall take effect upon the appointment of a successor paying agent by Titan and Deerfield acting jointly. Upon the acceptance in writing of any appointment as paying agent hereunder by a successor paying agent, such successor paying agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Paying Agent, and the retiring Paying Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Paying Agent under this Agreement, prior to such succession. After any retiring Paying Agent’s resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Paying Agent under this Agreement. The Paying Agent shall have the right to withhold an amount equal to any amount due and owing to the Paying Agent as of the date its resignation or removal becomes effective plus any costs and expenses the Paying Agent reasonably believes it will incur in connection with its resignation or removal hereunder.

ARTICLE 3

RESPONSIBILITIES OF PAYING AGENT

Section 3.01 Paying Agent Responsibilities. The Paying Agent’s acceptance of its duties under this Agreement is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to its rights, duties, liabilities and immunities:

(a) Except as to its due execution and delivery of this Agreement, it makes no representation and has no responsibility as to the validity of this Agreement or of any other instrument referred to herein, or as to the correctness of any statement contained herein, and it shall not be required to inquire as to the performance of any obligation under any other agreement;

(b) The Paying Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained, which it in good faith believes to be genuine and what it purports to be. Concurrently with the execution of this Agreement, each of Titan and Deerfield shall deliver to the Paying Agent an authorized signers form attached hereto as Exhibit A;

(c) The Paying Agent may consult with competent and responsible legal counsel selected by it and it shall not be liable for any action taken or omitted by it in good faith in accordance with the advice of such counsel;

(d) Titan shall reimburse the Paying Agent for all reasonable expenses incurred by it in connection with its duties hereunder (other than taxes imposed in respect of the receipt of fees by the Paying Agent). Titan agrees to indemnify, defend and hold the Paying Agent and its directors, employees, officers, agents, successors and assigns (collectively, the “Indemnified Parties”) harmless from and against any and all losses, claims, damages, liabilities and expenses including, without limitation, reasonable costs of attorney’s fees and expenses (collectively, “Damages”), incurred by the Paying Agent without gross negligence or willful misconduct on its part and arising out of or in connection with the performance by the Paying Agent of its duties under this Agreement. Such indemnity includes, without limitation, damages incurred in connection with any litigation arising from this Agreement or involving the subject matter hereof. The indemnification provisions contained in this section are in addition to any other rights any of the Indemnified Parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Paying Agent;

(e) The Paying Agent shall have no duties or responsibilities except those expressly set forth herein, and it shall not be bound by any modification of this Agreement unless in writing and signed by all parties hereto or their respective successors in interest;

(f) The Paying Agent shall have no responsibility in respect of the validity or sufficiency of this Agreement or of the terms hereof. The recitals of facts in this Agreement shall be taken as the statements of Titan and Deerfield, and the Paying Agent assumes no responsibility for the correctness of the same;

(g) Titan and Deerfield may from time to time request that the Paying Agent render a detailed accounting of the funds in the Account, which request shall be complied by the Paying Agent as soon as practicable following such request;

(h) The Paying Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties. Whenever the Paying Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action under this Agreement, such matter may be deemed conclusively proved and established by a certificate signed by Titan and Deerfield, and such certificate shall be full warranty for any action taken or suffered in good faith under the provisions of this Agreement;

(i) The Paying Agent does not have any interest in the Account, but is serving as Paying Agent only and having only possession thereof. This Section shall survive notwithstanding any termination of this Agreement or the resignation of the Paying Agent;

(j) THE PAYING AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE PAYING AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE PAYING AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION;

(k) No provision of this Agreement shall require the Paying Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement;

(l) If any conflict, disagreement or dispute arises between Titan and Deerfield concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Paying Agent is in doubt as to the action to be taken hereunder, the Paying Agent is authorized to retain any portion of the funds in the Account determined by the Paying Agent in its reasonable discretion (any such portion of the funds in the Account so retained, the “Retained Portion”) until the Paying Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Retained Portion, (ii) receives a written agreement executed by Titan and Deerfield directing delivery of the Retained Portion, in which event the Paying Agent shall be authorized to disburse the Retained Portion in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Paying Agent shall be relieved of all liability as to the Retained Portion and shall be entitled to recover reasonable attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Paying Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent. The Paying Agent shall not be obligated to take any legal action or commence any proceeding in connection with the funds specified herein, any account in which they are deposited, this Agreement, or to appear in, prosecute or defend any such legal action or proceeding; and

(m) If any portion of the funds in the Account shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting funds in the Account, the Paying Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. If the Paying Agent obeys or complies with any such writ, order or decree it shall not be liable to Titan, Deerfield or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

ARTICLE 4

REPRESENTATION AND WARRANTIES

Section 4.01 Representation and Warranties. Each of Titan and Deerfield represents and warrants that (a) it is duly organized, validly existing and, to the extent applicable under the laws of the jurisdiction of its organization, in good standing under the laws of its jurisdiction of its organization, (b) it has all requisite corporate and partnership power and authority, as the case may be, to execute and deliver this Agreement and perform its obligations hereunder, (c) the execution and delivery of this Agreement and the consummation of all transactions contemplated thereby have been duly authorized by all necessary corporate and partnership action, as the case may be, and will not result in any violation of any applicable law or regulation, and (d) this Agreement has been duly executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of each.

ARTICLE 5

PAYING AGENT FEES AND EXPENSES

Section 5.01 Fees and Expenses of Paying Agent. Titan shall compensate the Paying Agent for its services hereunder in accordance with Exhibit B attached hereto and, in addition, shall reimburse the Paying Agent for all costs and expenses, including reasonable attorneys’ fees, occasioned by any delay, controversy, litigation or event arising out of the transactions contemplated by this Agreement. All of the compensation and reimbursement obligations set forth in this Section shall be payable as soon as practicable after submission by the Paying Agent to Titan of an invoice detailing such expenses. The obligations of Titan under this Section shall survive any termination of this Agreement and the resignation or removal of the Paying Agent.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

If to Titan:

Titan Pharmaceuticals, Inc.

400 Oyster Point Blvd., Suite 505

South San Francisco, CA 04080

Attention: President

Facsimile: 650-244-4956

If to Deerfield:

Deerfield Management

780 Third Avenue, 37th Floor

New York, New York 10017

Attention: Structured Products

Facsimile: (212) 599-3075

If to the Paying Agent:

U.S. Bank National Association

1021 East Cary Street, Suite 1850

Richmond, Virginia 23219

Attn: Global Corporate Trust Services

Facsimile: (804) 343-1572

or to such other person or address as any party shall specify by notice in writing to the party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (i) if by personal delivery on the day after such delivery, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered or (iv) if by fax, on written confirmation of receipt, provided that a copy is also sent by certified or registered mail.

Section 6.02 Governing Law. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.

Section 6.02A Additional Information. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Paying Agent will ask for documentation to verify its formation and existence as a legal entity. The Paying Agent may also ask to see financial statements, licenses, identification, and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Section 6.03 Other.

(a) This Agreement shall be binding upon and inure to the benefit of the parties and their successors. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 2.04, without the prior consent of the other parties.

(b) The headings in this Agreement are for convenience of reference only and shall not define or limit the provisions thereof.

(c) This Agreement may be executed in several counterparts, each of which is an original but all of which together shall constitute one instrument.

(d) The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed and enforced accordingly, and the invalidity of any portion of this Agreement shall not affect the validity of the remainder hereof.

(e) This Agreement may be amended, or any provision of this Agreement may be waived; provided, however, that (i) any such amendment or waiver will be binding on Titan and Deerfield only if such amendment or waiver is set forth in a writing jointly executed by each and (ii) any such amendment or waiver will be binding upon the Paying Agent only if such amendment or waiver is set forth in a writing executed by the Paying Agent. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

(f) This Agreement embodies the entire agreement between the parties with respect to the establishment and disbursement of the Account by the Paying Agent, and there are no restrictions, provisions, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or provided for herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. The actions of the Paying Agent shall be governed solely by this Agreement. The Paying Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document other than this Agreement and the Paying Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument or document.

(g) To perfect the security interest provided for in Section 2(a) of the (i) Royalty Purchase Agreement, dated the date hereof, made by and between Deerfield Private Design Fund II, LP, Deerfield Special Situations Fund, L.P., Horizon Santé TTNP SARL (collectively, the “Deerfield Parties”) and Titan, and (ii) Amended and Restated Royalty Agreement, dated the date hereof, by and between the Deerfield Parties and Titan, the Paying Agent shall comply with instructions originated by Deerfield and received in writing by the Paying Agent directing the disposition of funds in the Account at any time without further consent of Titan or any other person. Deerfield acknowledges that it has agreed to originate such instructions only in the circumstances provided in Section 4 of the Agreement dated the date hereof by and among Titan, Deerfield Private Design Fund II, L.P., Deerfield Private Design Fund International II, L.P. et al., as amended, modified and supplemented from time to time. However, if the Paying Agent receives such instructions, the terms of this Section 6.03(g) will prevail. Solely for purposes of this Section 6.03(g) and the UCC, the State of New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) of the Paying Agent.

(h) Titan shall deliver to the Paying Agent on the date hereof a completed Exhibit C. The Paying Agent agrees to keep the information set forth on Exhibit C confidential and use such information only for the purposes set forth herein and for no other purpose. Titan acknowledges that a portion of the identifying information required to be set forth on Exhibit C is being requested by the Paying Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”) and Titan agrees to provide any additional information requested by the Paying Agent in connection with the Act or any similar legislation or regulation to which the Paying Agent is subject, in a timely manner. Titan represents that all identifying information set forth on Exhibit C including without limitation, its TIN, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the funds in the Account. Titan shall notify the Paying Agent immediately upon any changes to the Identifying Information of Titan as is set forth in Exhibit C.

(i) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, floods, earthquake, strikes, equipment or transmission failure, war, riot, nuclear accident, terror attack, computer piracy, cyber-terrorism, or other causes reasonably beyond its control.

IN WITNESS WHEREOF, the parties hereto have caused this Paying Agent Agreement to be executed as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, as Paying Agent

By:	/s/ Stephanie E. Haysley
Name:	Stephanie E. Haysley
Its:	Vice President

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Name:	Sunil Bhonsle
Its:	President

DEERFIELD MANAGEMENT COMPANY, L.P.

By:	Flynn Management LLC, its General Partner

By:	/s/ James E. Flynn
James E. Flynn, President

EXHIBIT A

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of Titan Pharmaceuticals, Inc. and are authorized to initiate and approve transactions of all types for the Account established by the Agreement to which this Exhibit A is attached on behalf of Titan.

Name/Title	Specimen Signature

Sunil Bhonsle	/s/ Sunil Bhonsle
Name

President
Title

Name

Title

Name

Title

1

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of Deerfield Management Company, L.P. and are authorized, acting simply, to initiate and approve transactions of all types for the Account established by the Agreement to which this Exhibit A is attached on behalf of Deerfield.

Name/Title	Specimen Signature

James E. Flynn	/s/ James E. Flynn
Name

General Partner
Title

Darren Levine	/s/ Darren Levine
Name

Chief Financial Officer
Title

David J. Clark	/s/ David J. Clark
Name

General Counsel
Title

2

EXHIBIT B

Schedule of Fees for Paying Agent Services

ACCEPTANCE FEE	$2,000.00

Covers review, consideration, establishment and acceptance of the Paying Agent account and relevant governing documents.

ANNUAL PAYING AGENT FEE	9,000.00

For the normal administration of the Paying Agent account, including the maintenance of proper records and performance of the duties and functions required under the terms and provisions of the Paying Agent Agreement.

OTHER FEES

Transactional & Processing Costs:
Checks/Wires	Waived
Tax Reporting (if applicable)	Included in annual fee

OUT-OF-POCKET & LEGAL EXPENSES (if applicable)	Billed at Cost

Reimbursement of direct expenses associated with the performance of our duties including, but not limited to, publications, mailings, legal and travel expenses.

ARTICLE 7 EXTRAORDINARY SERVICES

Extraordinary fees are payable to the Paying Agent for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of business. Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transaction.

EXHIBIT C

1.	Titan’s Taxpayer Identification Number: 94-3171940

2.	Address:

Titan Pharmaceuticals, Inc.

400 Oyster Point Blvd., Suite 505

South San Francisco, CA 04080

Attention: Sunil Bhonsle

Facsimile: 650-244-4956

Email: sbhonsle@titanpharm.com

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